PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT is made as of the Effective Date (as hereinafter defined) ("Agreement") by and between COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership ("Seller"), and RUTH'S CHRIS STEAK HOUSE, INC., a Delaware corporation ("Purchaser").

W I T N E S S E T H:

WHEREAS, Purchaser desires to purchase and Seller desires to sell the Property (as hereinafter defined) on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises herein contained and the respective undertakings of the parties hereinafter set forth, the Seller and Purchaser hereby agree as follows:

1. Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller agrees to sell to Purchaser and Purchaser agrees to purchase from Seller all of the following described property (collectively, the "Property"):

(a) Real Property. That certain real property located in the County of Seminole, State of Florida, legally described on Exhibit "A" attached hereto, and located at 500 International Parkway, Seminole County, Florida (Parcel ID #0720-30-300-0005A-0000) (the aforesaid real property, together with all tenements, hereditaments, easements, rights-of-way, appurtenances, drainage rights, air-rights, oils, minerals, gas and hydrocarbons belonging or in any way pertaining to the same are collectively the "Real Property");

(b) Improvements. All buildings, structures, parking areas, elevators, if any, fixtures and other improvements located on the Real Property (collectively, the "Improvements");

(c) Personal Property. All equipment, mechanical systems, leasehold improvements, appliances, tools, machinery, supplies, building materials, office equipment, and other personal property of every kind and character owned by Seller (and not by any tenants or management agent) and attached to, appurtenant to, located in, or used in connection with the operation of, the Improvements or Real Property including, but not limited to, the items described on Exhibit "B" attached hereto (said items being hereinafter collectively referred to as the "Personal Property"); and

(d) Intangible Property. All intangible property (collectively, the "Intangible Property") owned or held by Seller in connection with the Real Property, the Improvements or the Personal Property, including, but not limited to, (i) all leases and tenancy agreements identified on the Rent Roll (as hereinafter defined), guarantees thereof, security deposits thereunder (said items being hereinafter collectively referred to as the "Tenant Leases"), (ii) all service contracts or similar instruments identified on the Schedule of Contracts attached hereto as Exhibit "C" (said items being hereinafter referred to as the "Contracts'') that are Assumed Contracts (as hereinafter defined), (iii) all transferable licenses and warranties covering the Property or any part thereof identified on the List of Licenses and Warranties attached hereto as Exhibit "D" (collectively, the "Warranties"), (iv) all transferable permits covering the Property or any part thereof identified as the list of permits attached hereto as Exhibit "E" (collectively, "Permits"), and (v) all transferable utility contracts, telephone exchange numbers, advertising materials, plans and specifications, governmental approvals, licenses and development rights related to the Property and all site plans, surveys, as-built plans and specifications, soil tests and all other like information and documentation in Seller's possession or control related to the Property.

2. Purchase Price. Subject to the prorations and credits hereinafter provided, the Purchase Price ("Purchase Price") for the Property shall be Thirteen Million Six Hundred Fifty-Four Thousand Eight Hundred and 00/100 Dollars ($13,654,800), which shall be payable and allocated as follows: On or before the Closing Date (as hereinafter defined), Purchaser shall deposit with Title Insurer, as escrowee, the Purchase Price in cash, certified or cashier's check or by federal wire transfer funds, together with such additional funds for Purchaser's share of closing costs and prorations as may be required pursuant to this Agreement.

3. Closing. The closing of the transaction contemplated by this Agreement shall be held at the office of Title Insurer on or before December 20, 2006 (herein referred to as the "Closing" or "Closing Date"). The transactions contemplated by this Agreement shall be closed by means of a Deed and Money Escrow (the "Closing Escrow"), providing for "Gap" coverage, to be opened with Title Insurer, as escrowee, on the Closing Date, in accordance with the general provisions of the usual form of Deed and Money Escrow Agreement, (the "Escrow Agreement") then provided and used by Title Insurer with such special provisions inserted in the Escrow Agreement as may be required to conform to this Agreement, including, without limitation, provisions for "Gap Coverage"; provided, however, in the event of a conflict between the terms of this Agreement and the Closing Escrow, the terms of this Agreement shall control, unless the Closing Escrow specifically provides otherwise.

4. Deliveries at Closing.

A. At Closing, Seller shall deliver to Title Insurer, as escrowee, or Purchaser directly, as Seller may elect, the following documents:

(i) Special warranty deed from Seller conveying to Purchaser the Real Property and Improvements (the "Deed");

(ii) A bill of sale from Seller with warranties of title with respect to the Personal Property;

(iii) A Certificate of Non-Foreign Status of Seller as required by Section 1445 of the Internal Revenue Code;

(iv) A counterpart of an assignment and assumption of the (i) Tenant Leases and (ii) Contracts executed by Seller, which Contracts Purchaser elects, by written notice to Seller given within ten (10) days prior to the Closing Date to assume from and after the Closing Date ("Assumed Contracts"), the balance of which Contracts shall be terminated by Seller on or prior to the Closing Date ("Assignment and Assumption of Leases and Assumed Contracts"). To the extent Purchaser fails to so notify Seller within the above referenced time period of its election to assume or not to assume the Contracts, Purchaser shall be deemed to have elected to assume all of the Contracts. Should any Assumed Contract require consent for assignment to Purchaser, Seller agrees to use reasonable efforts to obtain such consent;

(v) A quit-claim assignment of the Intangible Property executed by Seller;

(vi) A certificate of Seller certifying to Purchaser (a) all keys, (b) Tenant Leases, (c) Assumed Contracts, (d) Intangible Property, if any, and (e) originals, as applicable, of all of the other Property Information (as hereinafter defined), in the possession and control of Seller, are located in the management office of the Property as of the Closing Date;

(vii) Any reasonable and customary documentation required by Title Insurer in order for Title Insurer to issue the Title Policy (as hereinafter defined);

(viii) Personal "Gap" undertaking from Seller, if required by Title Insurer, to effectuate a "Gap" closing;

(ix) Attornment letters executed by Seller addressed to each tenant advising them to pay rent to Purchaser or as Purchaser directs;

(x) UCC, tax lien and judgment searches (state and local) against Seller showing no liens against the Property;

(xi) Three (3) originals of a closing statement prepared by Seller in a manner which reflects the terms and conditions, as applicable, of this Agreement and otherwise in a form reasonably acceptable to Purchaser ("Closing Statement");

(xii) Such proof of Seller's authority and authorization to enter into this transaction as may be required by Title Insurer;

(xiii) Seller shall obtain and deliver to Purchaser estoppel certificates ("Estoppel Certificates") addressed to Purchaser either (a) in substantially the form of and setting forth the matters on Exhibit "G" attached hereto and made a part hereof or (b) in a form reasonably acceptable to Purchaser, executed by each tenant under the Tenant Leases and by Heathrow International Center Owners Association, Inc. ("HICOAI") (recognizing that all of the matters set forth in Exhibit "G" are not applicable to HICOAI, and that the estoppel certificate for HICOAI will be in a different format). In the event, on the Closing Date, Seller has failed to deliver to Purchaser Estoppel Certificates meeting Seller's Estoppel Requirement or has failed to deliver Seller's Master Estoppel Certificate (as hereinafter defined) in lieu thereof, Purchaser shall, as its sole and exclusive remedies hereunder, have the right to either (x) terminate this Agreement by written notice to Seller given on the Closing Date, in which event each party shall be released from further liability to the other or (y) Purchaser may consummate this transaction in accordance with the terms hereof, without a reduction in the Purchase Price, in which event, Seller shall have no liability as a result of Seller's failure to satisfy Seller's Estoppel Requirement. To the extent Seller has not obtained Seller's Estoppel Requirement, Seller may, in order to satisfy Seller's Estoppel Requirement, deliver to Purchaser, at Closing, a "Master Estoppel Certificate" in substantial conformance with Exhibit "G-l" attached hereto and made a part hereof on behalf of any tenant at the Property not delivering an Estoppel Certificate to Purchaser pursuant to the foregoing; provided, however, Seller shall have no obligation to deliver a Master Estoppel Certificate with respect to any tenant at the Property. Purchaser hereby agrees, to the extent Purchaser receives an Estoppel Certificate after Closing previously covered by a Master Estoppel Certificate, said Master Estoppel Certificate shall no longer be of any force and effect and Purchaser shall, upon receipt of such Estoppel Certificate(s) by Purchaser be deemed, as of the date of such receipt, to release Seller from any liability based upon the applicable previously delivered Master Estoppel; and

(xiv) A property management agreement in form mutually acceptable to Seller and Purchaser that provides that Seller shall continue to manage the Property for a minimum of two (2) years from the Closing Date at a management fee equal to $7,000 per month during the first calendar year of the Agreement and $7,210 per month during the second calendar year of the Agreement, plus typical reimbursable costs consistent with standard market practices in Central Florida (the "Property Management Agreement").

B. At Closing, Purchaser shall deliver to Title Insurer, as escrowee, or Seller directly, as Seller may elect, the following:

(i) The Purchase Price in accordance with paragraph 2 above, plus Purchaser's share of closing costs and prorations;

(ii) A counterpart of the Assignment and Assumption of Leases and Assumed Contracts;

(iii) Such proof of Purchaser's authority and authorization to enter into this transaction as may be required by Title Insurer;

(iv) Any reasonable and customary documentation required by Title Insurer in order for Title Insurer to issue the Title Policy;

(v) An acknowledgment of Purchaser's acceptance of the Closing Statement; and

(vi) The Property Management Agreement.

5. Allocation of Closing Costs and Expenses. Seller shall bear the cost of the Title Policy (and not any endorsement or extended coverage charges), the cost to record any instruments necessary to show title in Seller, subject only to the Permitted Exceptions, Florida documentary stamps taxes or other taxes required to be affixed to the Deed, one-half the cost of the Escrow, one-half the cost of the Closing Escrow, one-half the cost of any "Gap" coverage fees charged by Title Insurer, and the cost to cure any Title Objections that Seller may choose to cure. Purchaser shall bear the cost of any recording fees with respect to the Deed (other than documentary stamps taxes), all costs incurred in connection with obtaining Purchaser's financing for this transaction, if any, survey, environmental assessments, one-half the cost of the Escrow, one-half the cost of the Closing Escrow and one-half the cost of any "Gap" coverage fees charged by Title Insurer. The cost of any deed or mortgage recording taxes and filing fees applicable to this transaction shall be paid for by Purchaser.

6. Prorations. The following prorations, except as specifically provided herein to the contrary, shall be made as of the Closing Date and shall be applied to reduce or increase the Purchase Price, as applicable:

A. Rentals. Subject to the terms and conditions of subparagraphs 6.C. and 6.E. below, prorations of rents, revenues, and other income, if any (collectively, "Rentals"), collected by Seller from the Property during the month of Closing shall be prorated as of 11:59 p.m. on the day prior to the Closing Date ("Proration Date"). It is agreed between the parties that the Closing Date shall be an income and expense day for Purchaser; provided, however, to the extent Seller does not receive its net proceeds from this transaction (as reflected by the Closing Statement) in sufficient time to invest said proceeds as of the Closing Date, the Closing Date shall be an income and expense day for Seller and the prorations shall be determined as of 11:59 p.m. on the day of Closing. Seller and Purchaser hereby acknowledge and agree, except to the extent referenced in the immediately prior sentence hereof, Seller shall be entitled to all Rentals accruing prior to the Closing Date and Purchaser shall be entitled to all Rentals accruing on and after the Closing Date.

B. Real Estate Taxes. Ad valorem real property taxes and assessments for the year in which Closing occurs shall be prorated between Purchaser and Seller as of the Proration Date on the basis of the most recently issued tax bill relating to the Property. If the figures on the Proration Date prove to be incorrect upon receipt of the tax bills for the calendar year in which the Proration Date falls, the parties agree to adjust said proration and pay any underpayment or reimburse for any overpayment within thirty (30) days after the correct amount becomes known.

C. Overage Rents. Overage rents to be prorated under this Subparagraph 6.C. shall include, but not be limited to, operating expenses and other similar rental payments in excess of fixed, minimum and base rents under the Tenant Leases, whether finally determined before or after the expiration of the fiscal years under various Tenant Leases. Overage rents shall be separately prorated under each Tenant Lease on the basis of the fiscal year set forth in each Tenant Lease for the payment of overage rents. Any interim payments received by either party for the month in which the Closing Date occurs shall be prorated as between Seller and Purchaser based upon the number of days in that month occurring before the Closing Date, and the party receiving the interim payment shall remit to (if received on or after the Closing Date) or credit (if received before the Closing Date) the other party its proportionate share. Upon final determination of overage rents owed by a tenant under its Tenant Lease relating to any fiscal year in which Seller owned the Property for all or a portion of such fiscal year, Seller and Purchaser shall adjust between themselves amounts owed for such fiscal year on account of overage rents, and Seller's allocable share of such overage rents shall be equal to an amount determined by multiplying the total amount of overage rents owed by tenants by a fraction the numerator of which is the number of calendar days in such fiscal year in which Seller owned the Property, and the denominator of which is the total number of calendar days in such fiscal year. Purchaser shall furnish Seller with financial statements indicating the sales and overage (percentage) rent figures for each tenant for all relevant periods. Within five (5) days after collection thereof, Purchaser shall remit to Seller its allocable share. Any overage rents with respect to Tenant Leases terminated before the Closing Date shall belong entirely to Seller, and Purchaser shall remit to Seller all payments made to Purchaser after the Closing Date on account of such overage rents. Any overage rents with respect to Tenant Leases commencing on or after the Closing Date shall belong entirely to Purchaser.

D. Tenant Contributions. It is acknowledged and agreed by Seller and Purchaser, no prorations or adjustments shall be made for portions, if any, of real estate taxes or operating costs of the Property to the extent tenants, pursuant to the terms and conditions of the Tenant Leases, are required to pay the same. At the conclusion of each common area fiscal year relating to periods for which Seller owned the Property for all or a portion of such fiscal year, Seller's applicable share of common area maintenance charges, taxes and similar expense reimbursements pursuant to the Tenant Leases shall be determined by multiplying the payments due from tenants after reconciliation of estimated payments by a fraction, the numerator of which is the number of calendar days during said fiscal year in which Seller owned the Property and the denominator of which is the total number of calendar days in such fiscal year ("Seller's Share"). Purchaser shall remit to Seller, from time to time, Seller's Share within five (5) days after Purchaser has collected Seller's Share or any portion thereof.

E. Delinquent Rentals. For purposes of this Agreement, except as specifically set forth below, any Rentals shall be deemed delinquent when payment thereof is due prior to the month in which the Closing Date occurs, but have not been made as of the Proration Date ("Delinquent Rentals"). Delinquent Rentals shall not be prorated until collected pursuant to this subparagraph 6.E. To the extent either Seller or Purchaser collects any Rentals from any tenant who is a tenant of the Property both prior to and subsequent to Closing from and after the first (lst) day of the calendar month following the calendar month which Closing occurs, such Rentals shall first be applied to any accrued but unpaid rental obligations of such tenants for the period subsequent to the Closing Date and the balance, if any, shall be paid to Seller to the extent of (and credited against) any Delinquent Rentals relating to the period prior to the Closing Date (collectively "Seller's Rentals"). Notwithstanding anything to the contrary contained in the foregoing grammatical sentences of this subparagraph 6.E., to the extent any Rentals due for the calendar month in which Closing occurs are received by Seller or Purchaser after the Closing Date but prior to the first (lst) day of the calendar month following the calendar month in which Closing occurs, the parties hereby agree the party who received said Rentals shall prorate the same and remit to the other party, within three (3) business day thereafter, said party's prorated share. Seller shall have the right to pursue its legal rights against any tenants owing Delinquent Rentals relating to the period prior to the Closing Date; provided, however, Seller agrees to take no action which would (i) have the effect of terminating any then existing Tenant Lease or (ii) disturb any of said tenants right to quiet possession of its premises, and Purchaser agrees to reasonably cooperate with Seller, at no cost to Purchaser, in Seller's attempt to collect any of Seller's Rentals. Seller hereby agrees to indemnify, defend and hold Purchaser harmless from and against any and all loss, cost, liability, damage or expense (including reasonable attorneys' fees and court costs), incurred by Purchaser as a result of Seller pursuing any of Seller's Rentals in accordance with this subparagraph 6.E.

F. Property Expenses. Charges under all Assumed Contracts shall be prorated on a per diem basis as of the Proration Date on the basis of the billing period of the person levying such charges. Except as otherwise may be set forth in this Agreement, Seller shall be responsible for the payment of all expenses for the Property incurred prior to the Closing Date and Purchaser shall be responsible for the payment of all expenses for the Property incurred from and after the Closing Date.

G. Intentionally Omitted.

H. Tenant Deposits. Purchaser shall be credited and Seller shall be debited with an amount equal to all tenant deposits being held by Seller as of the Proration Date.

I. Finality of Prorations. Unless otherwise provided herein, all prorations hereunder shall be final.

J. Ruth's Chris Lease. Notwithstanding anything contained herein to the contrary, at Closing the existing Office Lease Agreement between Seller and Purchaser dated September 29, 2005, as amended by that certain Amendment to Lease dated as of November 16, 2005 ("Ruth's Chris Lease") shall be terminated and the parties thereunder shall have no further obligations thereunder, except (i) rent for the month of that the Closing occurs shall be prorated as set forth above and (ii) provided Purchaser provides to Seller receipts or other acceptable evidence of improvements made pursuant to the terms of the Ruth's Chris Lease, Seller shall credit $255,444.00 towards the Purchase Price, which credit shall appear on the Closing Statement as a credit to Purchaser.

7. Title Insurance.

A. Title Commitment/Policy. Seller has provided Purchaser, at Seller's expense, a commitment ("Title Commitment") to issue a standard form owner's title insurance policy, issued by a title company acceptable to Purchaser ("Title Insurer"), in the amount of the Purchase Price committing to insure Purchaser against loss on account of any defects or encumbrances in title, excepting any (i) easements, rights-of-way, restrictive covenants, and any other restrictions, conditions, servitudes of encumbrances of record, visible from the surface of the Property, or as shown by the Survey, and (ii) current ad valorem taxes (collectively the "Permitted Exceptions").

Promptly following Closing, Seller shall obtain and deliver to Purchaser an owner's title insurance policy ("Title Policy") issued by the Title Insurer pursuant to the terms of the Title Commitment, dated as of the date of Closing, and in the amount of the Purchase Price, which shall insure that good, marketable and indefeasible title to the Property is vested in Purchaser, subject only to the Permitted Exceptions and to such exceptions as Purchaser shall have approved. Such policy shall contain no exceptions for (a) mechanics' and materialmen's liens, or (b) matters pertaining to survey or a physical inspection of the Property (subject to the delivery by Purchaser to the Title Insurer of the Survey).

B. Title Approval. If Purchaser is not satisfied in its sole discretion with any of the matters shown on the Title Commitment, Purchaser may, on or prior to three (3) days after the Effective Date, either (i) terminate this Agreement by notice to Seller, in which event neither party shall have further obligations hereunder, except as specifically set forth herein or (ii) accept the Property by providing written notice to Seller of such acceptance or (iii) raise certain objections by providing notice in writing (the "Title Objection Notice"), which Title Objection Notice may, at Purchaser's option, specify which matters (the "Title Objections") Purchaser does not find satisfactory with respect to the Title Commitment. If Purchaser does not provide Seller with a Title Objection Notice or notice of acceptance on or before three (3) days after the Effective Date, Purchaser shall be deemed to have accepted the Title Commitment and to have waived any objection to matters set forth therein. Seller shall not have any obligation to remove or correct the Title Objections.

If an exception to title other than a Permitted Exception is (x) filed against the Property and (y) subsequently raised on the Commitment, on or prior to the Closing Date ("Unpermitted Exceptions"), then, in the event Purchaser objects to such Unpermitted Exceptions, Seller shall have the option, in its sole discretion, to either (i) terminate this Agreement, in which event each of the parties shall be released from further liability to the other or (ii) cure the Unpermitted Exceptions, in which event, Seller shall have until fifteen (15) days subsequent to the Closing Date (and the Closing Date shall be so extended) in which either to have the Title Insurer waive the Unpermitted Exceptions and/or to obtain an endorsement to the Title Commitment insuring over the Unpermitted Exceptions, and if the Unpermitted Exception is a lien or encumbrance of a definite or ascertainable amount, Seller shall be entitled to discharge the same at Closing with proceeds from the sale or otherwise. If Seller fails to remove or insure over such Unpermitted Exceptions on or prior to the Closing Date (as extended pursuant to clause (ii) above), then, at Purchaser's option, Purchaser may either (a) terminate this Agreement by written notice to Seller, in which event each party shall be released from further liability to the other or (b) consummate the transaction contemplated by this Agreement in accordance with the terms hereof, without a reduction in the Purchase Price, in which event any such Unpermitted Exceptions shall be conclusively deemed to be Permitted Exceptions. In the event Purchaser shall fail to so notify Seller, on or prior to the Closing Date (as may be extended in accordance with the terms of this Agreement), Purchaser shall be conclusively deemed to have elected to purchase the Property pursuant to subparagraph 7.B(b) immediately above.

8. Plat or Survey; Property Information.

A. Plat or Survey. Purchaser has obtained, at Purchaser's sole cost and expense, a survey prepared by a land surveyor licensed in the state in which the Real Property is located and certified to have been prepared in accordance with ALTA Land Survey Standards for the benefit of Purchaser and Title Insurer ("Survey"). The Survey shall show the full legal description of the Property and shall show the location of the Improvements on the Real Property and the location of all easements affecting the Real Property, identify parking and paved areas and state whether or not the Property is in a flood hazard area and shall incorporate such certification and other information as may be required by Title Insurer as a condition to the removal of the survey general exception from the Title Policy.

B. Property Information. To the extent Seller had such information in its possession, Seller has provided Purchaser with true and complete copies of the information pertaining to the Property set forth in Schedule 8 to this Agreement (all of said documents or information are collectively the "Property Information"), and Purchaser acknowledges receipt thereof.

Purchaser agrees to keep all Property Information confidential and return all of the Property Information delivered to Purchaser if this Agreement is terminated for any reason.

9. Contingencies. The obligations of Buyer and Seller to close the sale contemplated by this Agreement are subject to the satisfaction of the following:

A. Property Inspection.

(i) Physical Inspection. Purchaser has determined (either personally or through a representative at Purchaser's choosing) that the physical condition of the Property is satisfactory and suitable for its intended use, such conditions to include, without limitation, heating, cooling, plumbing and electrical systems (including a determination as to the feasibility and cost of initially new systems); the roof and basement, including leaks therein; structural conditions, including floors and foundation elements; utility and sewer systems (condition and availability); soil and subsoil conditions; property access; and similar and related items. Purchaser or its representatives shall be permitted access to the Property at reasonable times for the purpose of making such inspections.

(ii) Environmental Report. Purchaser has obtained, at its sole cost and expense, an environmental report from an engineering firm acceptable to Purchaser with recognized expertise in the areas of hazardous waste, toxic materials, asbestos and environmental pollutants to the effect that no such material exist within or upon the Property and that no clean-up obligation with respect thereto exists under applicable state or federal law (the "Engineering Report").

B. Board Approval. Purchaser shall have been able to obtain approval from its Board of Directors for the purchase of the Property and Seller shall have been able to obtain approval from its Executive Committee and Board of Directors for the sale of the Property.

C. Symantec Lease. Purchaser acknowledges that Seller is pursuing negotiations with Symantec Corporation ("Symantec") for the early termination of the lease with Symantec and/or the relocation of Symantec to space outside the Property. Should these negotiations not have been completed by Closing, Purchaser agrees to assume the lease with Symantec upon Closing, provided that the terms of such lease are substantially the same as those contained in the lease in effect as of the Effective Date and have not been modified to place Purchaser, as landlord, in any less advantageous a position than the Seller enjoyed as the landlord on the Effective Date. Purchaser consents to the early termination of the lease with Symantec and acknowledges that such termination shall not be construed as placing Purchaser in a less advantageous position than Seller enjoyed as landlord. Should Seller and Symantec not have reached agreement as to the early termination or relocation of Symantec prior to Closing, Seller agrees to continue negotiations with Symantec for up to sixty (60) days after Closing in an effort to reach such agreement; Purchaser consents to these continued negotiations and to the early termination of the Symantec lease, provided, however, that the effective date of the termination of the Symantec lease shall not be earlier than March 31, 2007. Seller acknowledges that Purchaser shall not be responsible for the costs associated with the early termination of the lease with Symantec or with Symantec's relocation to space outside the Property that may result from Seller's negotiation with Symantec as described in this paragraph.

10. Seller's and Purchaser's Representations.

A. Representations and Warranties of Seller. In addition to any other representations and warranties of Seller specifically set forth herein, the following constitute representations and warranties of Seller:

(a) Legal Matters. Seller has received no written notice of any pending action, suit, proceeding, including without limitation, condemnation proceedings, affecting Seller or the Property or any portion thereof.

(b) Seller's Authority. Seller has the legal power, right and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to execute and deliver all documents and instruments to be delivered by Seller hereunder.

(c) Requisite Action. All requisite action (corporate, trust, partnership or otherwise) has been taken or obtained by Seller in connection with the entering into this Agreement and the consummation of the transactions contemplated hereby, or shall have been taken prior to the Closing Date.

(d) Individual Authority. The individual(s) executing this Agreement on behalf of Seller have the legal power, right, and actual authority to bind Seller to the terms and conditions of this Agreement.

(e) Taxes, Special Taxes or Assessments. Seller has paid all taxes and assessments which are due and owing on the Property. Seller has received no written notice of any special real estate taxes or assessments of any nature with respect to the Property or any part thereof.

(f) Mechanics' Liens. Seller has received no written notice of any claims for mechanics' liens for any labor, services or materials for the benefit of the Property, and to the best of Seller's knowledge, there are no unpaid bills or claims in connection with work performed on or materials provided to the Property.

(g) Access, Ingress and Egress. The Property has direct access to a paved roadway.

(h) Utilities. The Property is served by water, sewer, gas, telephone and electricity, and such utilities are installed and fully paid for.

(i) Tax Parcel. The Property constitutes a separate tax parcel(s) and is not being taxed as a part of a larger tax parcel.

(j) Environmental Matters.

(i) To Seller's knowledge, no Hazardous Substance (as hereinafter defined) has been released, discharged, deposited, emitted, leaked, spilled, poured, emptied, injected, dumped, disposed or otherwise placed or located on, in or under the Property, or any part thereof which is in violation of, or would require clean up under, any applicable environmental laws (as hereinafter defined). For purposes of this Agreement, "Hazardous Substance" means any "hazardous substance" as that term is defined in 42 U.S.C. 9601, any "extremely hazardous substance" as that term is defined in 42 U.S.C. 11049(3), any "regulated substance" as that term in defined in 42 U.S.C. 6991(2), or any other materials regulated under any environmental law, statute, regulation, rule, ordinance, body, authority or agency (collectively, "Environmental Laws").

(ii) Seller has received no written notice that the Property or any part thereof does not comply with any Environmental Law.

(iii) To Seller's knowledge, the Property is not presently subject to any obligations, liabilities, claims, judgments, orders, settlements, permits, licenses, authorizations, resolutions of disputes, writs, injunctions or decrees relating to the use, generation, treatment, storage, disposal, transportation, presence, release, discharge or emission of any Hazardous Substance at or affecting the Property. In addition, Seller has received no written notice of any pending investigations, citations, suits, actions or other legal proceedings, or notices of violation resulting from or connected with the Property relating to the use, generation, treatment, storage, disposal, transportation, presence, release, discharge or emission of any Hazardous Substance.

(iv) To Seller's knowledge, all permits, licenses, consents and authorizations, if any (in any case an "Approval"), necessary for full compliance with all Environmental Laws applicable to the Property have been obtained and Seller has received no written notice that any Approval is not valid and in full force and effect. To Seller's knowledge, no applications, reports or other documents or information filed with or furnished by Seller to any federal, state or local governmental body, authority or agency relating to Hazardous Substances contains any untrue statement of a material fact or omits any statement of material fact necessary to make the statement therein misleading.

(k) Environmental Reports. To Seller's knowledge, no reports supplied or made available by Seller to Purchaser in the form of maps, surveys, plats, soil reports, engineering studies, environmental studies or other inspection reports pertaining to the Property (collectively the "Reports") contain any material inaccuracies. Subject to the foregoing qualification, Purchaser acknowledges that Seller has not attempted to verify the accuracy of the information contained in the Reports, nor methods used to complete the Reports, or the qualifications or any person(s) preparing the Reports, and Seller's representations contained herein are expressly so limited.

B. Representations and Warranties of Purchaser. In addition to any other representations and warranties of Purchaser specifically contained herein, the following constitute representations and warranties of Purchaser:

(a) Purchaser's Authority. Purchaser has the legal power, right and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to execute and deliver all documents and instruments to be delivered by Purchaser hereunder.

(b) Requisite Action. All requisite action (corporate, trust, partnership or otherwise) has been taken or obtained by Purchaser in connection with the entering into this Agreement and the consummation of the transactions contemplated hereby, or shall have been taken prior to the Closing Date.

(c) Individual Authority. The individual(s) executing this Agreement on behalf of Purchaser have the legal power, right, and actual authority to bind Purchaser to the terms and conditions of this Agreement.

C. Liability for Breaches of Representations and Warranties.

(i) Seller's Knowledge. Seller shall not be deemed to have knowledge of any fact or condition pertaining to the representations and warranties contained in subparagraph 10.A.(a) or 10.A.(c) through 10.A.(i) above or otherwise merely because Seller's agents or contractors may have had knowledge of such fact or condition. Purchaser hereby expressly agrees Seller shall not be charged with knowledge of any fact or condition pertaining to the Property (whether such fact or condition relates to the representations or warranties contained in subparagraph 10.A. above or otherwise) unless Seller had actual (as opposed to imputed) knowledge of such fact or condition.

(ii) Change of Circumstances.

In the event a change of circumstances occurs on or prior to the Closing Date which causes any of Seller's representations or warranties set forth in subparagraph 10.A.(a) or 10.A.(c) through 10.A.(i) above to become untrue, Seller shall have a period of thirty (30) days from the date of the discovery of such change of circumstances to cure such untrue fact or condition (and the Closing Date shall be extended to accommodate such cure period), provided the cost to cure such untrue representation or warranty is quantifiable and does not exceed the sum of Ten Thousand and 00/100 Dollars ($10,000.00) to cure; provided, however, in the event the cost to cure such untrue representation or warranty is not quantifiable or is in excess of Ten Thousand and 00/100 Dollars ($10,000.00) to cure, Purchaser shall have the right, as Purchaser's sole and exclusive remedies hereunder, to either (i) terminate this Agreement by written notice to Seller given within ten (10) days of the expiration of Seller's thirty (30) day cure period provided above, in which event, this Agreement shall be null and void and of no further force or effect and the parties hereto shall have no further obligations to the other or (ii) waive the foregoing right of termination and close the transaction contemplated by this Agreement, in which event, Seller shall have no liability whatsoever on account of the inability of Seller to cure such untrue representation or warranty contained in subparagraph 10.A.(a) or 10.A.(c) through 10.A.(i) above.

(iii) Seller's Notice. Wherever in this Contract the words "Seller has received no written notice" (or words of similar effect) are utilized, such phrase shall be deemed to mean Seller has not received written notice during the time it has owned the Property of the fact or circumstance in which such phrase qualifies.

11. As-Is Sale. EXCEPT AS MAY BE SPECIFICALLY STATED IN THE DEED, THIS AGREEMENT OR ANY OTHER DOCUMENTS OR INSTRUMENTS DELIVERED TO PURCHASER IN ACCORDANCE WITH SUBPARAGRAPH 4.A. ABOVE (COLLECTIVELY, "SELLER'S DOCUMENTS"), SELLER HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY, OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT, OR FUTURE, OF, AS TO, OR CONCERNING (i) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, AND THE SUITABILITY THEREOF, FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY ELECT TO CONDUCT THEREON, (ii) THE NATURE AND EXTENT OF ANY RIGHT-OF-WAY, ENCUMBRANCE, RESERVATION, CONDITION, OR OTHERWISE, (iii) THE COMPLIANCE OF THE PROPERTY OR THE OPERATION THEREOF WITH ANY LAWS, RULES, ORDINANCES, OR REGULATIONS OF ANY GOVERNMENT OR OTHER BODY, (iv) ANY ENVIRONMENTAL CONDITIONS WHICH MAY EXIST ON THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE EXISTENCE OR NON-EXISTENCE OF "HAZARDOUS SUBSTANCES," "HAZARDOUS MATERIALS," "TOXIC SUBSTANCES," OR "SOLID WASTE" AS SUCH TERMS ARE DEFINED IN ANY OF THE ENVIRONMENTAL LAWS (AS DEFINED IN SUBPARAGRAPH 10.A(H) ABOVE) AND (v) THE FINANCIAL EARNING CAPACITY OR HISTORY OR EXPENSE HISTORY OF THE OPERATION OF THE PROPERTY. EXCEPT AS SPECIFICALLY STATED IN SELLER'S DOCUMENTS, THE CONVEYANCE OF THE PROPERTY IS MADE ON AN "AS-IS/WHERE-IS" BASIS, AND PURCHASER EXPRESSLY ACKNOWLEDGES, IN CONSIDERATION OF THE AGREEMENTS OF SELLER HEREIN, EXCEPT AS SPECIFICALLY STATED IN SELLER'S DOCUMENTS, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY. EXCEPT AS SPECIFICALLY STATED IN SELLER'S DOCUMENTS, PURCHASER ACKNOWLEDGES, WARRANTS AND REPRESENTS TO SELLER NO REPRESENTATIONS HAVE BEEN MADE BY SELLER, ITS AGENTS, BROKERS, OR EMPLOYEES IN ORDER TO INDUCE PURCHASER TO ENTER INTO THIS TRANSACTION OTHER THAN AS EXPRESSLY STATED HEREIN. EXCEPT AS SPECIFICALLY STATED IN SELLER'S DOCUMENTS, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, PURCHASER ACKNOWLEDGES, WARRANTS AND REPRESENTS TO SELLER THAT NEITHER SELLER NOR SELLER'S AGENTS, BROKERS OR EMPLOYEES HAVE MADE ANY REPRESENTATION OR STATEMENT TO PURCHASER CONCERNING THE PROPERTY'S INVESTMENT POTENTIAL OR RESALE AT ANY FUTURE DATE, AT A PROFIT OR OTHERWISE, NOR HAS SELLER OR SELLER'S AGENTS, BROKERS OR EMPLOYEES RENDERED ANY ADVICE OR EXPRESSED ANY OPINION TO PURCHASER REGARDING ANY TAX CONSEQUENCES OF OWNERSHIP OF THE PROPERTY.

12. Casualty or Condemnation Prior to Closing.

A. Casualty. In the event any of the Improvements upon the Property are damaged or destroyed by fire or other casualty after the date hereof but prior to the date of Closing, Seller shall promptly notify Purchaser. In such event, the cost to repair any such damage to its condition immediately prior to the casualty ("Cost to Repair") shall be promptly estimated by a contractor mutually selected by Seller and Purchaser and either party shall give the other party prompt written notice of the Cost of Repair upon said party's receipt of same. If the Cost of Repair exceeds $250,000.00, Purchaser shall have the right to elect either to terminate this Agreement or to proceed to consummate the transaction contemplated by this Agreement. Such election shall be made by notice to Seller not later than the earlier of (i) ten (10) days following the date in which the Cost of Repair is delivered to other party, as applicable, or (ii) the Closing Date. In the event Purchaser elects to terminate this Agreement, the parties shall have no further rights and liabilities with respect to each other. Failure of Purchaser to so terminate this Agreement shall conclusively constitute Purchaser's election to proceed with the transaction contemplated by this Agreement. If Purchaser elects not to terminate this Agreement as herein provided, upon Closing, Seller shall assign to Purchaser all rights to insurance proceeds payable for such damage or destruction save and except proceeds previously expended for repairs to the Property.

In the event of damage or destruction whereby the Cost of Repair is less than $250,000.00, the transaction contemplated by this Agreement shall be consummated in accordance with the terms hereof, without a reduction in the Purchase Price and, at Closing, Seller shall assign to Purchaser all rights to insurance proceeds payable for such damage or destruction save and except any proceeds previously expended for repairs to the Property.

B. Condemnation. In the event after the date hereof, but prior to the Closing Date, a "Material Portion of the Property" (i.e. greater than 10% total square footage of the Property, or any portion of the Property required for access, parking, or for providing sewage or other utility services to the Property or any portion of the Improvements) is taken by eminent domain or is under notice of an eminent domain proceeding, Purchaser shall have the right to elect either to terminate this Agreement or to proceed to consummate the purchase and sale hereunder, without a reduction in the Purchase Price. Such election shall be made by written notice to Seller not later than the earlier of (i) ten (10) days following the date on which Seller has notified Purchaser of such eminent domain or (ii) the Closing Date. In the event Purchaser elects to terminate this Agreement, the parties shall have no further rights and liabilities with respect to each other. Failure of Purchaser to so terminate this Agreement shall conclusively constitute its election to proceed with the purchase and sale hereunder. If Purchaser elects not to terminate this Agreement as herein provided, upon Closing, Seller shall assign to Purchaser all of its rights to the award.

In the event, prior to the Closing Date, less than a Material Portion of the Property is taken by eminent domain or is under notice of an eminent domain proceeding, the transaction contemplated hereunder shall be consummated in accordance with the terms hereof, without a reduction in the Purchase Price, and, at Closing, Seller shall assign to Purchaser all of its rights to the award.

13. Brokers. Purchaser and Seller, each to the other, hereby represent and warrant, to the best of their knowledge, there have been no brokers or finders involved in connection with any of the transactions contemplated by this Agreement other than NAI Realvest, who represents Purchaser ("Broker"). Seller shall be solely responsible for any commissions due Brokers. Based upon such representations, except as set forth in Paragraph 18 below, each party hereby agrees to indemnify, defend and hold the other party harmless from and against any claim, cost, damage, or expense, including, without limitation, reasonable attorneys' fees and costs, arising from alleged liability of the other party for brokerage commissions or finders fees claimed from persons with whom said party has dealt in relation to this transaction and with respect to whom the other party has not incurred any such obligation. Notwithstanding anything contained in this Agreement to the contrary, the terms, provisions, conditions and indemnifications of this Paragraph 13 shall survive Closing and the delivery of the Deed or the termination of this Agreement.

14. Default.

A. In the event Seller shall fail to comply with any of its obligations to be performed by Seller hereunder on or prior to the Closing Date, then Purchaser shall be entitled to, by written notice to Seller, as its sole and exclusive remedy hereunder, a recovery from the Seller of all of Purchaser's reasonable out-of-pocket costs and expenses incurred in connection with this Agreement, up to a maximum of $75,000.

B. In the event Purchaser shall fail to comply with any of its obligations to be performed by Purchaser hereunder on or prior to the Closing Date, as Seller's sole and exclusive remedy and relief, One Hundred and No/100 Dollars ($100,000.00) shall be paid by Purchaser to Seller as liquidated damages for Purchaser's default. Such amount is agreed upon between Seller and Purchaser as liquidated damages, due to the difficulty and inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof; and no other damages, rights or remedies shall in any case be collectible, enforceable or available to Seller.

C. In the event subsequent to Closing and delivery of the Deed to Purchaser, Seller has breached or incurred liability hereunder, Seller's aggregate liability and Purchaser's recovery as a result thereof shall not exceed Five Hundred Thousand and 00/100 Dollars ($500,000.00).

15. Possession. Seller shall, subject to the rights of tenants pursuant to the Tenant Leases, deliver possession of the Property to Purchaser on the Closing Date.

16. Successors and Assigns. Purchaser may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller, the granting or denial of which consent shall be in the sole discretion of Seller; provided, however, Purchaser may, upon notice to, but without the consent of Seller, assign this Agreement to an entity owned one hundred percent (100%) by Purchaser. No transfer or assignment by Purchaser in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

17. Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered or sent by facsimile telecommunications (followed by next day overnight delivery service), by overnight air express service or by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties hereto at their respective addresses set forth below. Such notice or other communication shall be deemed given (a) upon receipt or upon refusal to accept delivery if delivered by facsimile telecommunication or Registered or Certified Mail or (b) one (1) business day after tendering to an overnight air express service.

Purchaser: Ruth's Chris Steak House, Inc.

500 International Parkway

First Floor

Heathrow, Florida 32746

Attention: VP Real Estate

Facsimile No. (407) 333-7441

With a copy to: Ruth's Chris Steak House, Inc.

500 International Parkway

First Floor

Heathrow, Florida 32746

Attention: General Counsel

Facsimile No. (407) 829-9265

Pamela M. Greenwell, Esq.

Seiller Waterman, LLC

462 South 4th Street

Suite 2200

Louisville, Kentucky 40202

Facsimile No. (502) 583-2100

Seller: Mr. Tom Green

Colonial Properties Trust

950 Market Promenade Avenue

Suite 2200

Lake Mary, Florida 32746

Facsimile No. (321) 257-1111

With a copy to: Mr. Robert A. "Bo" Jackson

Colonial Properties Trust

300 Colonial Center Parkway, Suite 200

Roswell, Georgia 30076

Facsimile No. ______________

and a copy to : Johnston Barton Proctor & Powell LLP

2900 AmSouth/Harbert Plaza

1901 Sixth Avenue North

Birmingham, Alabama 35203

Attention: Haskins W. Jones

Facsimile No. (205) 458-9500

Notice of change of address shall be given by written notice in the manner detailed in this Paragraph 17.

18. Indemnification.

A. Mutual Indemnifications. Seller and Purchaser shall indemnify, defend and hold the other (the "Indemnified Party") harmless from any liability, claim, demand, loss, expense (including reasonable attorneys' fees and court costs) or damage that is: (a) suffered by, or asserted by any person or entity against the Indemnified Party arising from any act or omission of the indemnitor, its agents, employees or contractors or otherwise arising out of the ownership or operation of the Property first arising or occurring prior to the Closing (with respect to Seller as indemnitor) or from and after the Closing (with respect to Purchaser as the indemnitor); or (b) arising out of the breach or inaccuracy of any of the indemnitor's representations and warranties set forth herein.

B. Additional Indemnification by Purchaser. Notwithstanding the provisions of Paragraph 18(A) above, Purchaser shall indemnify, defend and hold harmless Seller, its officers, directors, employees and agents from any liability, claim, demand, loss, expense (including reasonable attorneys' fees and court costs) or damage arising with respect to that certain Office Lease Agreement dated April 6, 2005 between Seller, as landlord, and Remington Administrative Services, Inc. ("Remington"), as tenant (the "Remington Lease") that results from Seller's failure to extend any right of first offer to Remington pursuant to the Remington Lease, or Seller's negotiations with Remington in respect of a proposed amendment to the Remington Lease.

C. Additional Indemnification by Seller. Notwithstanding the provisions of Paragraph 18(A) above, Seller shall indemnify, defend and hold harmless Purchaser from any liability, claim, demand, loss, expense (including reasonable attorneys' fees and court costs) or damage with respect to the following matters:

(i) The security deposit held by Seller to be transferred at Closing to Purchaser with respect to that certain Lease Agreement dated August 6, 1996 between 500 International Parkway Development Company, as predecessor-in-interest to Seller (the landlord), and Software Support, Inc., as predecessor-in interest to Symantec (the tenant) (the "Symantec Lease") in the amount of Fifty Thousand and No/100 Dollars ($50,000.00);

(ii) Any unpaid brokerage commission with respect to the Remington Lease and/or the Symantec Lease;

(iii) Those certain Notices of Commencement filed June 12, 2006, recorded in Book 6283, Page 1980; and filed October 27, 2006, recorded in Book 6460, Page 1217 in the public record of Seminole County, Florida; provided, however, Seller shall not indemnify Purchaser with respect to any such Notice of Commencement for which a full release is filed of record or provided to Purchaser prior to or upon Closing;

(iv) The refurbishment allowance contained in the Symantec Lease, payable to the tenant in the amount of $4.00 per square foot after the commencement of the sixth year of the Symantec Lease; and

(v) Any failure by Seller to extend any right of first offer with respect to the Symantec Lease, and any failure by Seller's predecessor-in-interest in the Symantec Lease to offer such right of first offer; provided, however, Seller shall not be required to indemnify Purchaser for any failure by Seller's predecessor-in-interest to the Symantec Lease to the extent that such failure is referenced on exhibit B of the estoppel certificate executed by Veritas Software Global Corporation for the benefit of Seller in 2002 with respect to the Symantec Lease.

D. The provisions of this Paragraph 18 shall survive Closing and the delivery of the Deed or the termination of this Agreement.

19. Miscellaneous.

A. This Agreement contains the entire Agreement between the parties hereto respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters, if any, there being no other oral or written promises, conditions, representations, understandings, warranties or terms of any kind as conditions or inducements to the execution hereof and none have been relied upon by either party.

B. Time is of the essence of this Agreement.

C. Paragraph headings shall not be used in construing this Agreement.

D. Except as herein expressly provided, no waiver by a party of any breach of this Agreement by the other party shall be deemed to be a waiver of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any breach by the other party shall be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other party whether or not the first party knows of such breach at the time it accepts such payment or performance.

E. No failure or delay by a party to exercise any right it may have by reason of the default of the other party shall operate as a waiver of default or as a modification of this Agreement or shall prevent the exercise of any right by the first party while the other party continues to be so in default.

F. Except as otherwise expressly provided herein, any approval or consent provided to be given by a party hereunder may be given or withheld in the absolute discretion of such party.

G. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

H. No agreement, amendment, modification, understanding or waiver of or with respect to this Agreement or any term, provision, covenant or condition hereof, nor any approval or consent given under or with respect to this Agreement, shall be effective for any purpose unless contained in a writing signed by the party against which such agreement, amendment, modification, understanding, waiver, approval or consent is asserted.

I. Neither this Agreement nor a memorandum thereof shall be recorded by Purchaser.

J. If the final day of any period or any date of performance under this Agreement falls on a Saturday, Sunday or legal holiday, then the final day of the period or the date of such performance shall be extended to the next business day.

K. Upon closing and delivery of the Deed to Purchaser, all conditions to Closing specified in this Agreement shall be deemed to have been satisfied. All obligations to be performed by Seller under the provisions of this Agreement and all of Seller's representations and warranties contained in this Agreement or otherwise arising out of the sale of the Property by Seller to Purchaser shall survive Closing and delivery of the Deed to Purchaser for a period of two (2) years subsequent to the Closing Date and (ii) Purchaser's representations and warranties contained in this Agreement or otherwise arising out of the sale of the Property by Seller to Purchaser shall survive Closing and delivery of the Deed to Purchaser for a period of two (2) years subsequent to the Closing Date (each period referred to in clauses (i) and (ii) above are individually a "Survival Period"). Any claim by either party of a breach of a representation or warranty by the other party must be made, in writing, and delivered to the other party on or before the expiration of the applicable Survival Period or said party shall forever waive any claims with respect thereto.

L. No present or future officer, director, employee, servant, affiliate, subsidiary, partner or agent of Seller or any of their respective officers, directors, employees, servants, affiliates, subsidiaries, partners or agents (all of the above are collectively, the "Released Parties"), shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement or any amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser hereby waives any and all such liability of any of the Released Parties.

M. Notwithstanding anything to the contrary contained in this Agreement, in the event this Agreement is terminated for any reason, the indemnifications of Purchaser and Seller, set forth in Paragraph 13 hereof, shall survive such termination.

N. The effective date of this Agreement (the "Effective Date") shall be the latter of the respective dates set forth next to the signatures of Seller and Purchaser contained below.

O. Seller hereby agrees during the pendency of this Agreement, Seller shall not enter into any new Tenant Leases or amend any existing Tenant Leases without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed (any of the foregoing approved by Purchaser are referred to herein as an "Approved Tenant Lease").

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Dated: December 18, 2006 Dated: December 19, 2006

PURCHASER: SELLER:

RUTH'S CHRIS STEAK HOUSE, INC., a Delaware corporation By: _/s/ Thomas J. Pennison, Jr. _______ Name: Thomas J. Pennison, Jr.____________ Its: Chief Financial Officer & Senior VP

COLONIAL REALTY LIMITED PARTNERSHIP, a Delaware limited partnership

By: Colonial Properties Trust, an Alabama real estate trust

Its: General Partner

By: ___/s/ Robert A. Jackson _______

Name: Robert A. Jackson

Its: Executive Vice President